UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2010

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 6, 2010, Beacon Power Corporation, a Delaware corporation (referred to herein as the “Company” or “we”), through its indirect wholly-owned subsidiary Stephentown Regulation Services LLC, a Delaware limited liability company (“Stephentown”) entered into a Common Agreement (the “Common Agreement”) by and among Stephentown, the Department of Energy (the “DOE”) and Midland Loan Services, Inc., a Delaware corporation (“Midland”), as Administrative Agent and Collateral Agent (in such capacity, the “Collateral Agent”) pursuant to the terms of which the Company acts as a Sponsor to Stephentown.  The Common Agreement provides for the financing of 62.5% of the project costs for the Company’s 20 MW frequency regulation facility in Stephentown, NY (the “Facility”)  through a loan of up to an aggregate of $43 million (the “Loan”) advanced by the Federal Financing Bank (the “FFB”), a body corporate and instrumentality of the United States of America.  The Loan will be guaranteed by the DOE, and will be advanced pursuant to a Note Purchase Agreement, dated as of August 6, 2010, among Stephentown, the FFB and the DOE and the related Future Advance Promissory Note dated as of August 6, 2010.

Stephentown may request advances under the Loan, subject to certain conditions precedent, set forth in the Common Agreement and related documentation (collectively, the “Facility Documents”), at any time from the date of the Common Agreement (the “Financial Closing Date”) through May 30, 2012.  The initial advance is subject to certain conditions precedent, including, without limitation, the timing of the execution of an interconnection agreement with the New York Independent System Operator.  The proceeds of the Loan, together with equity invested by the Company through Stephentown Holding LLC (“Holding”), a wholly-owned subsidiary of the Company and the direct owner of Stephentown, will be used to construct the Facility.  Through December 15, 2011, proceeds of Loan may also be used to pay accrued interest on the Loan.  The Loan bears interest at a rate calculated by the FFB at the time of each advance.  The rate will be determined by reference to determinations made by the Secretary of the Treasury under statutory provisions of the Federal Financing Bank Act of 1973 that take into account the then-current average yield to maturity on the most recently auctioned Treasury bills and other factors mandated by law.  Interest is payable quarterly, and the principal amount of the Loan, once advanced, is repayable in equal quarterly installments from June 15, 2012 through maturity at March 15, 2030.

Pursuant to the Common Agreement, project revenues will be deposited in a collateral account with PNC Bank N.A., and are disbursed by the Collateral Agent to several collateral sub-accounts for payment of maintenance costs, fees to the Company, debt service, and other purposes.  In addition to a security interest in the collateral accounts, the Loan is secured by a mortgage on the facility site and improvements, a security interest in all assets of Stephentown, a pledge by Holding of its equity interests in Stephentown, and other customary collateral.

The primary obligations of the Company under the Facility Documents are:

•                  Completion of the Facility, pursuant to a Completion Guarantee.  The Completion Guarantee provides that, until Project Completion, the Company will guarantee payment and performance of all obligations of Stephentown under the Facility Documents; and

•                  Maintenance, pursuant to a Corporate Guarantee, of the minimum required balance in the debt service reserve account maintained as a collateral account in favor of the Collateral Agent.

The Company has also agreed to (i) indemnify (on a joint and several basis with Stephentown) the DOE and related parties for environmental costs and expenses in connection with the financing, (ii) perform its obligations under certain construction, administrative services and operating agreements with

Stephentown in favor of the Collateral Agent or its designee in the event of foreclosure on the mortgages and security interests securing the Loan, and (iii) enter into certain arrangements with the Collateral Agent in order to ensure that the Collateral Agent or its designee obtains adequate rights with respect to the intellectual property used in connection with the Facility after foreclosure.

The Facility Documents set forth restrictions on Stephentown, Holding and, to a lesser extent, the Company.  The Facility Documents contain, among other requirements and limitations, requirements concerning the furnishing of specified financial and other information, maintenance of books, records and insurance, compliance with laws, construction and operation of the Facility, changes to project and construction plans, use of proceeds of the Loan, and further assurances concerning the collateral for the Loan.  The Facility Documents also limit the ability of Stephentown to incur debt and liens, make investments and capital expenditures, conduct its business, make dividend and other distributions, engage in transactions with affiliates, enter into hedge agreements and permit a change of control of Stephentown or Holding.  The Company is also limited by the Facility Documents in the manner in which it may enter into a merger, consolidation or disposition of all or substantially all of its assets.  The Company may not merge or consolidate with, or sell all or substantially all of its assets to, another person unless (i) the transaction is effected in compliance with applicable laws and regulations, (ii) the successor entity is able to make certain representations and warranties in the Facility Documents (with appropriate modifications to reflect the nature of the successor entity), (iii) the long-term indebtedness of the successor entity is at least equal to investment grade or, if not, to the rating of the long-term indebtedness of the Company immediately prior to the transaction and, (iv) if necessary, the successor entity assumes in writing certain obligations of the Company under the Facility Documents.

The Common Agreement contains financial covenants under which Stephentown must:

•                  Following the Project Completion Date, maintain a current ratio of not less than 1.0:1.0 during the first four fiscal years following the Project Completion Date, and not less than 1.2 times thereafter;

•                  Maintain a leverage ratio (defined as debt to total capitalization) of not more than 62.5%;

•                  Commencing with the first fiscal quarter to end after the first anniversary of the Project Completion Date, maintain a debt service coverage ratio of not less than 1.3:1.0, provided that an Event of Default will be deemed to occur only if the debt service coverage ratio falls below 1.2:1.0; and

•                  Maintain minimum balances in the debt service reserve account, the maintenance reserve account and the capital account.

Stephentown has certain rights to cure defaults under the foregoing financial covenants through cash equity contributions, which would be treated as additions to current assets, total capitalization, cash available for debt service, or the balance in the applicable collateral account, as applicable.

The Common Agreement also contains customary events of default, including nonpayment, misrepresentations, breach of covenants, the entry of certain governmental judgments or orders, cross-defaults to material indebtedness of Stephentown, Holding or the Company, unenforceability of transaction documents, failure of security interests, bankruptcy, failure of certain parties to obtain certain required approvals or consents, material casualty events, suspension of construction or operations, delay in completion of the Facility, the occurrence of events having a material adverse effect, and termination of certain contracts.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the operation and completion of the Stephentown project. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 8.01    Other Events.

On August 9, 2010, the Company issued a press release announcing that it has entered into the transactions described above. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1                        Press Release dated August 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: August 12, 2010	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated August 9, 2010.